Exhibit 10.1

CANCELLATION OF

PERFORMANCE SHARE AWARD

UNDER THE

2008 OMNIBUS STOCK AND INCENTIVE PLAN

for

THOMAS GROUP, INC.

WHEREAS, I received an award of 60,000 shares of Restricted Stock Units dated March 15, 2011 (the “Award”) under the 2008 Omnibus Stock and Incentive Plan for Thomas Group, Inc.,

WHEREAS, under the terms of the Award 15,000 shares were to vest on the last day of each calendar quarter during 2011,

WHEREAS, as of June 9, 2011 45,000 shares remain unvested,

WHEREAS, the Thomas Group, Inc. desires to cancel the 2008 Omnibus Stock and Incentive Plan for Thomas Group, Inc.,

NOW, THEREFORE effective as of June 9, 2011, I, Michael E. McGrath (the “Holder”), for good and valuable consideration received, do hereby consent to the cancellation of the unvested 45,000 shares of the (the “Award”).

/s/ Michael E. McGrath

Michael E. McGrath

Confirmed:

/S/ John T. Chain, Jr.

John T. Chain, Jr.
Chairman, Compensation and Corporate Governance Committee